Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Announces Second Quarter 2017 Financial Results;
Reaffirms Annual 2017 Guidance

Pleasanton, California, July 19, 2017— Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) today announced financial results for the second quarter ended June 17, 2017.

$ in millions except per share amounts	Q2'17	Q2'16	% Change
(unaudited)
Operating Revenues	$463.1	$391.2	18%
Net Income (Loss)	$(6.4)	$(11.3)	44%
Diluted Earnings (Loss) Per Share	$(0.11)	$(0.20)	45%

Non-GAAP Measures (see Table 2)

$ in millions except per share amounts	Q2'17	Q2'16	% Change
(unaudited)
Adjusted Operating Revenues	$235.5	$183.7	28%
Adjusted EBITDA	$29.8	$26.4	13%
Adjusted Net Income	$6.7	$7.2	(7)%
Adjusted Diluted EPS	$0.12	$0.13	(8)%

CEO and president Talbott Roche commented, "The Company's second quarter 2017 financial results exceeded expectations. We were pleased with the strong performance in both the international and incentives segments. Additionally, U.S. retail, transaction dollar volume (TDV) from closed and open loop gift products met expectations. Our grocery distribution partner locations impacted by EMV(1) continue to show productivity improvement in line with expectations. Finally, we completed our preparations to launch Target as a new distribution partner at the beginning of the third quarter." Roche continued, "We're making excellent progress on our margin expansion initiatives with full year 2017 adjusted EBITDA margins projected to expand approximately 60 basis points."

Assets Held for Sale:

During the second quarter of 2017, Grass Roots Meetings & Events contributed $20 million of operating revenues and adjusted operating revenues, $0.8 million of pre-tax income and $0.9 million of adjusted EBITDA. For the first two quarters of 2017, Grass Roots Meetings & Events contributed $35 million of operating revenues and adjusted operating revenues, $0.2 million of pre-tax income and $0.4 million of adjusted EBITDA.

GAAP financial results for the second quarter of 2017 compared to the second quarter of 2016

•
Operating revenues totaled $463.1 million, an increase of 18% from $391.2 million for the quarter ended June 18, 2016. This increase was due to an 8% increase in commissions and fees driven primarily by international growth, including the addition of Grass Roots which was acquired during the fourth quarter of 2016, and higher U.S. retail TDV; a 60% increase in program and other fees primarily due to international growth including the acquisition of Grass Roots, higher U.S. retail TDV and growth in the incentives segment; a 20% increase in marketing revenues primarily due to international growth; and a 19% increase in product sales due to higher incentives and rewards sales, partially offset by declines at Cardpool.

•
Net loss totaled $6.4 million compared to net loss of $11.3 million for the quarter ended June 18, 2016. The year-over-year improvement was driven primarily by growth in the incentives and international segments and lower non-cash acquisition-related expenses, partially offset by increased interest expense.

•	Net loss per diluted share was $0.11 compared to a net loss per diluted share of $0.20 for the quarter ended June 18, 2016. Diluted shares outstanding increased 0.6% to 56.4 million.

Non-GAAP financial results for the second quarter of 2017 compared to the second quarter of 2016 (see Table 2 for Reconciliation of Non-GAAP Measures)

•
Adjusted operating revenues totaled $235.5 million, a 28% increase from $183.7 million for the quarter ended June 18, 2016. The increase was primarily in international due to strong organic revenue growth in each region coupled with the addition of Grass Roots and growth in the incentives segment, partially offset by a decline in Cardpool adjusted operating revenues. Excluding Cardpool, U.S. retail adjusted operating revenues grew 10%.

•	Adjusted EBITDA totaled $29.8 million, an increase of 13% from $26.4 million for the quarter ended June 18, 2016.

•
Adjusted net income totaled $6.7 million, a decrease of 7% from $7.2 million for the quarter ended June 18, 2016. The decrease was driven primarily by increased interest expense, partially offset by a lower effective tax rate. Income tax on adjusted income before taxes was 31.4% for the second quarter 2017 compared to 34.0% for the comparable 2016 period due to a shift in jurisdictional mix of earnings and a favorable return-to-provision adjustment.

•	Adjusted diluted EPS was $0.12, a decrease of 8% from $0.13 for the quarter ended June 18, 2016.

(1) Reference to “EMV impact” refers to our estimates of the impact on our revenues and earnings of measures taken by some U.S. retail distribution partners related to their delay in implementing the new secure payment card requirements from Europay, Mastercard and Visa (“EMV” mandate). The failure to implement EMV in their point of sale systems by October 2015 transferred the liability for fraudulent credit card payments from card issuers to the retailers. In order to limit chargebacks related to fraudulent credit cards used to purchase certain prepaid products in their stores, some of our distribution partners began taking measures in late January 2016 to limit or control the sale of high value prepaid cards and, in particular, open loop products. While the type of restrictive measures varied by distribution partner, the following types of restrictions were in place during 2016: establishment of limits on using credit cards to purchase gift cards, a move to cash or debit only for purchases of certain gift cards and removal of high denomination open loop products from store shelves.

2017 Guidance

Guidance for fiscal 2017 provided in the table below is unchanged compared to the guidance provided on April 26, 2017.

Further details regarding the Company’s guidance including a breakdown of guidance for the third fiscal quarter 2017 will be provided on the July 19, 2017 earnings call.

Annual GAAP Guidance

$ in millions except per share amounts	2017 Guidance	2016 Actual	% Change

Operating Revenues	$2,148 to $2,312	$1,900	13% to 22%
Net Income	$22 to $26	$5	337% to 416%
Diluted EPS	$0.35 to $0.44	$0.08	333% to 444%

Annual Non-GAAP Guidance

$ in millions except per share amounts	2017 Guidance	2016 Actual	% Change

Adjusted Operating Revenues	$1,028 to $1,141	$889	16% to 28%
Adjusted EBITDA	$225 to $250	$189	19% to 32%
Adjusted Net Income	$91 to $100	$82	11% to 22%
Adjusted Diluted EPS	$1.56 to $1.70	$1.43	9% to 19%

Reduction in income taxes payable	$58	$58	—
Reduction in income taxes payable per share (diluted)	$0.98	$1.02	(3)%

The Company's 2017 annual free cash flow projection remains in the range of $115 million to $135 million.

The guidance above does not account for the impact of any future acquisitions, dispositions, partnerships or similar transactions, any changes to the Company’s existing capital structure or business model or any adverse outcome to any litigation or government investigation, and any such developments could have an impact on the Company’s guidance. Also see “Forward Looking Statements” below.

Conference Call/Webcast

On Wednesday, July 19, 2017 at 2:00 p.m. PDT / 5:00 p.m. EDT, the Company will host a conference call and webcast presentation to discuss second quarter 2017 financial results and share additional guidance for the remainder of 2017. A copy of the webcast presentation slides will be posted to the presentations tab of the Company’s investor relations website at approximately 1:30 p.m. PDT on July 19, 2017. Hosting the call will be Talbott Roche, Chief Executive Officer and President; Jerry Ulrich, Chief Financial & Administrative Officer; and Bill Tauscher, Executive Chairman. Participants may access the live webcast by visiting the Company’s investor relations website at ir.blackhawknetwork.com. An audio replay of the webcast will be available on the Company’s investor relations website until Friday, August 11, 2017.

About Blackhawk Network

Blackhawk Network Holdings, Inc. is a leading prepaid and payments global company that supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital, loyalty and incentive channels. Blackhawk’s digital platform supports prepaid products across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com or product websites Cardpool, Gift Card Lab, Gift Card Mall, GiftCards.com and OmniCard.

Non-GAAP Financial Measures
Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share measures are prepared and presented to eliminate the effect of items from EBITDA, Net income and Diluted earnings per share that the Company does not consider indicative of its core operating performance within the period presented. Adjusted operating revenues are prepared and presented to offset the distribution commissions paid and other compensation to distribution partners and business clients. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Adjusted operating revenues. Adjusted operating revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these measures in the same manner as Blackhawk. Investors are encouraged to evaluate our adjustments and the reasons we consider them appropriate.
The Company believes Adjusted operating revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted diluted earnings per share, Reduction in income taxes payable and Adjusted free cash flow are useful to evaluate the Company's operating performance for the following reasons:

•	adjusting operating revenues for distribution commissions paid and other compensation to retail distribution partners and business clients is useful to understanding the Company's operating margin;

•	adjusting operating revenues for marketing revenue, which has offsetting marketing expense, is useful for understanding the Company's operating margin;

•
EBITDA and Adjusted EBITDA are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
Adjusted EBITDA margin provides a measure of operating efficiency based on Adjusted operating revenues and without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
in a business combination, a company records an adjustment to reduce the carrying values of deferred revenue and deferred expenses to their fair values and reduces the company’s revenues and expenses from what it would have recorded otherwise, and as such the Company does not believe is indicative of its core operating performance;

•
non-cash equity grants made to employees and distribution partners at a certain price and point in time do not necessarily reflect how the Company's business is performing at any particular time and the related expenses are not key measures of the Company's core operating performance;

•
the net gain on the transaction to transition our program-managed GPR business to another program manager, the gain on the sale of our member interest in Visa Europe and other non-recurring gains / (losses) related to our acquisitions is not reflective of our core operating performance;

•	asset impairment charges related to the write-down of technology assets as part of our post-acquisition integration efforts are not key measures of the Company's core operating performance;

•
intangible asset amortization expenses can vary substantially from company to company and from period to period depending upon the applicable financing and accounting methods, the fair value and average expected life of the acquired intangible assets, the capital structure and the method by which the intangible assets were acquired and, as such, the Company does not believe that these adjustments are reflective of its core operating performance;

•
non-cash fair value adjustments to contingent business acquisition liability do not directly reflect how the Company is performing at any particular time and the related expense adjustment amounts are not key measures of the Company's core operating performance;

•
reduction in income taxes payable from the step-up in tax basis of our assets resulting from the Section 336(e) election due to our Spin-Off and the Safeway Merger and reduction in income taxes payable from amortization of goodwill and other intangibles or utilization of net operating loss carryforwards from business acquisitions represent significant tax savings that are useful for understanding the Company's overall operating results;

•
reduction in income taxes payable resulting from the tax deductibility of stock-based compensation is useful for understanding the Company's overall operating results. The Company generally realizes these tax deductions when restricted stock vest, an option is exercised, and, in the case of warrants, after the warrant is exercised but amortized over remaining service period, and such timing differs from the GAAP treatment of expense recognition; and

•
Adjusted free cash flow - the Company receives funds from consumers or business clients for prepaid products that the Company issues or holds on their behalf prior to the issuance of prepaid products. The Company views this cash flow as temporary and not indicative of the cash flows generated by its operating activities, and therefore excludes it from calculations of Adjusted free cash flow. Adjusted free cash flow provides information regarding the cash that the Company generates without the fluctuations resulting from the timing of cash inflows and outflows from these settlement activities, which is useful to understanding the Company's business and its ability to fund capital expenditures and repay amounts borrowed under its term loan. The Company also may use Adjusted free cash flow for, among other things, making investment decisions and managing its capital structure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to grow adjusted operating revenues and adjusted net income as anticipated; our ability to grow at historic rates or at all; the consequences should we lose one or more of our top distribution partners, fail to maintain existing relationship with our distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline; our reliance on our content providers; the demand for their products and our exclusivity arrangements with them; our reliance on relationships with card issuing banks; the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services; changes in consumer behavior away from our distribution partners or our products resulting from limits or controls implemented by our distribution partners during their transition to EMV compliance; our ability to successfully integrate our acquisitions; our ability to generate adequate taxable income to enable us to fully utilize the tax benefits referred to in this release; changes in applicable tax law that preclude us from fully utilizing the tax benefits referred to in this release; the requirement that we comply with applicable laws and regulations, including increasingly stringent anti-money laundering rules and regulations; and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the fiscal quarter ended on June 17, 2017 which is expected to be filed prior to or on July 27, 2017 and other subsequent periodic reports we file with the SEC. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share amounts) (Unaudited)

	12 weeks ended		24 weeks ended
	June 17, 2017	June 18, 2016	June 17, 2017	June 18, 2016
OPERATING REVENUES:
Commissions and fees	$282,633	$262,931	$537,839	$502,555
Program and other fees	107,914	67,419	208,824	142,861
Marketing	24,825	20,696	39,106	34,155
Product sales	47,774	40,160	84,613	78,097
Total operating revenues	463,146	391,206	870,382	757,668
OPERATING EXPENSES:
Partner distribution expense	201,525	191,231	381,001	363,386
Processing and services	107,680	76,875	209,952	150,816
Sales and marketing	77,722	60,511	140,507	113,849
Costs of products sold	44,541	38,309	80,734	74,041
General and administrative	25,563	22,557	54,588	46,054
Transition and acquisition	905	641	1,356	1,586
Amortization of acquisition intangibles	13,648	15,259	26,673	25,157
Change in fair value of contingent consideration	(4,037)	800	(2,997)	800
Total operating expenses	467,547	406,183	891,814	775,689
OPERATING INCOME (LOSS)	(4,401)	(14,977)	(21,432)	(18,021)
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	667	486	1,503	898
Interest expense	(7,051)	(4,118)	(13,994)	(8,184)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	(10,785)	(18,609)	(33,923)	(25,307)
INCOME TAX EXPENSE (BENEFIT)	(4,591)	(7,290)	(14,366)	(10,527)
NET INCOME (LOSS) BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	(6,194)	(11,319)	(19,557)	(14,780)
Loss (income) attributable to non-controlling interests, net of tax	(157)	(18)	(280)	(110)
NET INCOME (LOSS) ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$(6,351)	$(11,337)	$(19,837)	$(14,890)
EARNINGS (LOSS) PER SHARE:
Basic	$(0.11)	$(0.20)	$(0.35)	$(0.27)
Diluted	$(0.11)	$(0.20)	$(0.35)	$(0.27)
Weighted average shares outstanding—basic	56,448	56,134	56,176	55,944
Weighted average shares outstanding—diluted	56,448	56,134	56,176	55,944

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 17, 2017	December 31, 2016	June 18, 2016
ASSETS
Current assets:
Cash and cash equivalents	$295,071	$1,008,125	$263,988
Restricted cash	67,322	10,793	2,500
Settlement receivables, net	401,758	641,691	340,925
Accounts receivable, net	262,616	262,672	226,929
Other current assets	180,925	131,375	103,061
Total current assets	1,207,692	2,054,656	937,403
Property, equipment and technology, net	174,314	172,381	165,246
Intangible assets, net	327,763	350,185	302,435
Goodwill	572,855	570,398	511,808
Deferred income taxes	361,584	362,302	349,286
Other assets	82,223	85,856	67,597
TOTAL ASSETS	$2,726,431	$3,595,778	$2,333,775
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$622,653	$1,626,827	$607,463
Consumer and customer deposits	226,727	173,344	132,662
Accounts payable and accrued operating expenses	146,893	153,885	97,717
Deferred revenue	151,037	150,582	111,941
Note payable, current portion	9,890	9,856	156,091
Notes payable to Safeway	4,201	3,163	3,753
Bank line of credit	—	—	100,000
Other current liabilities	91,101	51,176	48,259
Total current liabilities	1,252,502	2,168,833	1,257,886
Deferred income taxes	28,877	27,887	20,168
Note payable	177,924	137,984	268,571
Convertible notes payable	434,855	429,026	—
Other liabilities	27,672	39,653	24,196
Total liabilities	1,921,830	2,803,383	1,570,821
Stockholders’ equity:
Preferred stock	—	—	—
Common stock	56	56	56
Additional paid-in capital	626,693	608,568	581,712
Accumulated other comprehensive loss	(34,893)	(48,877)	(32,065)
Retained earnings	208,513	228,451	208,895
Total Blackhawk Network Holdings, Inc. equity	800,369	788,198	758,598
Non-controlling interests	4,232	4,197	4,356
Total stockholders’ equity	804,601	792,395	762,954
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,726,431	$3,595,778	$2,333,775

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	24 weeks ended		52 weeks ended
	June 17, 2017	June 18, 2016	June 17, 2017	June 18, 2016
OPERATING ACTIVITIES:
Net income (loss) before allocation to non-controlling interests	$(19,557)	$(14,780)	$261	$23,485
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property, equipment and technology	25,020	21,684	51,715	44,723
Amortization of intangibles	29,160	27,459	63,746	46,297
Amortization of deferred program and contract costs	14,044	12,544	30,515	28,385
Amortization of deferred financing costs and debt discount	6,344	880	11,970	1,604
Loss on property, equipment and technology disposal/write-down	606	3,094	7,350	4,209
Employee stock-based compensation expense	16,451	16,572	32,471	33,963
Change in fair value of contingent consideration	(2,997)	800	(1,697)	800
Deferred income taxes	—	—	(8,899)	16,439
Other	(68)	(3,011)	8,036	(296)
Changes in operating assets and liabilities:
Settlement receivables	252,160	293,441	(35,205)	(27,610)
Settlement payables	(1,010,431)	(1,005,723)	15,199	48,266
Accounts receivable, current and long-term	(10,664)	16,964	(40,640)	(46,093)
Other current assets	3,579	16,914	(27,226)	9,599
Other assets	(5,357)	(2,544)	(27,503)	(18,419)
Consumer and customer deposits	764	31,974	(17,438)	(1,874)
Accounts payable and accrued operating expenses	2,098	(33,574)	20,837	(34,344)
Deferred revenue	4,356	493	37,225	26,354
Other current and long-term liabilities	14,670	(21,742)	14,705	(3,692)
Income taxes, net	(14,467)	(4,722)	(1,203)	4,850
Net cash (used in) provided by operating activities	(694,289)	(643,277)	134,219	156,646
INVESTING ACTIVITIES:
Expenditures for property, equipment and technology	(30,178)	(20,281)	(62,229)	(47,397)
Business acquisitions, net of cash acquired	(10,260)	(144,477)	(86,388)	(259,958)
Investments in unconsolidated entities	(5,601)	—	(16,142)	(5,877)
Change in restricted cash	(10,580)	689	(18,960)	689
Other	(4,487)	(2,500)	(579)	(2,598)
Net cash (used in) provided by investing activities	(61,106)	(166,569)	(184,298)	(315,141)

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (In thousands) (Unaudited)

	24 weeks ended		52 weeks ended
	June 17, 2017	June 18, 2016	June 17, 2017	June 18, 2016
FINANCING ACTIVITIES:
Payments for acquisition liability	(5,503)	—	(5,503)	—
Repayment of debt assumed in business acquisitions	(300)	(8,964)	(300)	(8,964)
Proceeds from issuance of note payable	50,000	100,000	200,000	100,000
Repayment of note payable	(10,000)	(37,500)	(436,250)	(37,500)
Payments of financing costs	(619)	—	(17,163)	(2,063)
Borrowings under revolving bank line of credit	1,198,597	1,502,675	2,681,412	3,072,704
Repayments on revolving bank line of credit	(1,198,597)	(1,402,675)	(2,781,412)	(2,972,704)
Repayment on notes payable to Safeway	(254)	(376)	(768)	(10,144)
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	10,371	3,452	17,221	9,690
Other stock-based compensation related	(9,705)	(2,002)	(9,987)	(2,941)
Repurchase of common stock	—	—	(34,843)	—
Proceeds from convertible debt	—	—	500,000	—
Payments for note hedges	—	—	(75,750)	—
Proceeds from warrants	—	—	47,000	—
Other	—	—	(156)	(1,295)
Net cash (used in) provided by financing activities	33,990	154,610	83,501	146,783
Effect of exchange rate changes on cash and cash equivalents	8,351	4,648	(2,339)	(1,033)
Increase (decrease) in cash and cash equivalents	(713,054)	(650,588)	31,083	(12,745)
Cash and cash equivalents—beginning of period	1,008,125	914,576	263,988	276,733
Cash and cash equivalents—end of period	$295,071	$263,988	$295,071	$263,988

NONCASH FINANCING AND INVESTING ACTIVITIES:
Forgiveness of notes receivable and accrued interest as part of business acquisition	$—	$—	$5,445	$—
Financing of business acquisition with contingent consideration	$1,640	$20,100	$3,192	$20,100

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(Tables 1, 2 & 3 in thousands except percentages and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	12 weeks ended		24 weeks ended
	June 17, 2017	June 18, 2016	June 17, 2017	June 18, 2016
Prepaid and processing revenues	$390,547	$330,350	$746,663	$645,416
Partner distribution expense as a % of prepaid and processing revenues	51.6%	57.9%	51.0%	56.3%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	12 weeks ended		24 weeks ended
	June 17, 2017	June 18, 2016	June 17, 2017	June 18, 2016
Prepaid and processing revenues:
Commissions and fees	$282,633	$262,931	$537,839	$502,555
Program and other fees	107,914	67,419	208,824	142,861
Total prepaid and processing revenues	$390,547	$330,350	$746,663	$645,416
Adjusted operating revenues:
Total operating revenues	$463,146	$391,206	$870,382	$757,668
Revenue adjustment from purchase accounting	1,505	4,439	3,489	8,209
Marketing and other pass-through revenues	(27,653)	(20,696)	(44,633)	(34,155)
Partner distribution expense	(201,525)	(191,231)	(381,001)	(363,386)
Adjusted operating revenues	$235,473	$183,718	$448,237	$368,336
Adjusted EBITDA:
Net income (loss) before allocation to non-controlling interests	$(6,194)	$(11,319)	$(19,557)	$(14,780)
Interest and other (income) expense, net	(667)	(486)	(1,503)	(898)
Interest expense	7,051	4,118	13,994	8,184
Income tax expense (benefit)	(4,591)	(7,290)	(14,366)	(10,527)
Depreciation and amortization	28,362	28,180	54,180	49,143
EBITDA	23,961	13,203	32,748	31,122
Adjustments to EBITDA:
Employee stock-based compensation	8,050	8,572	16,451	16,572
Acquisition-related employee compensation expense	423	200	562	200
Revenue adjustment from purchase accounting, net	1,427	4,364	3,304	7,449
Other (gains)/losses, net	—	(754)	—	(754)
Change in fair value of contingent consideration	(4,037)	800	(2,997)	800
Adjusted EBITDA	$29,824	$26,385	$50,068	$55,389
Adjusted EBITDA margin:
Total operating revenues	463,146	391,206	870,382	757,668
Operating income (loss)	(4,401)	(14,977)	(21,432)	(18,021)
Operating margin	(1.0)%	(3.8)%	(2.5)%	(2.4)%
Adjusted operating revenues	$235,473	$183,718	$448,237	$368,336
Adjusted EBITDA	$29,824	$26,385	$50,068	$55,389
Adjusted EBITDA margin	12.7%	14.4%	11.2%	15.0%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (continued)

	12 weeks ended		24 weeks ended
	June 17, 2017	June 18, 2016	June 17, 2017	June 18, 2016
Adjusted net income:
Income (loss) before income tax expense	$(10,785)	$(18,609)	$(33,923)	$(25,307)
Employee stock-based compensation	8,050	8,572	16,451	16,572
Acquisition-related employee compensation expense	423	200	562	200
Revenue adjustment from purchase accounting, net	1,427	4,364	3,304	7,449
Other (gains)/losses, net	—	(754)	—	(754)
Change in fair value of contingent consideration	(4,037)	800	(2,997)	800
Amortization of intangibles	14,942	16,411	29,160	27,459
Adjusted income before income tax expense	$10,020	$10,984	$12,557	$26,419
Income tax expense (benefit)	(4,591)	(7,290)	(14,366)	(10,527)
Tax expense on adjustments	7,738	11,025	18,536	19,769
Adjusted income tax expense	3,147	3,735	4,170	9,242
Adjusted net income before allocation to non-controlling interests	6,873	7,249	8,387	17,177
Net loss (income) attributable to non-controlling interests, net of tax	(157)	(18)	(280)	(110)
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$6,716	$7,231	$8,107	$17,067
Adjusted diluted earnings per share:
Net income (loss) attributable to Blackhawk Network Holdings, Inc.	$(6,351)	$(11,337)	$(19,837)	$(14,890)
Distributed and undistributed earnings allocated to participating securities	—	—	—	(15)
Net income (loss) available for common shareholders	$(6,351)	$(11,337)	$(19,837)	$(14,905)
Diluted weighted average shares outstanding	56,448	56,134	56,176	55,944
Diluted earnings (loss) per share	$(0.11)	$(0.20)	$(0.35)	$(0.27)
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$6,716	$7,231	$8,107	$17,067
Adjusted distributed and undistributed earnings allocated to participating securities	—	(6)	—	(38)
Adjusted net income available for common shareholders	$6,716	$7,225	$8,107	$17,029
Diluted weighted-average shares outstanding	56,448	56,134	56,176	55,944
Increase in common share equivalents	1,458	1,229	1,600	1,503
Adjusted diluted weighted-average shares outstanding	57,906	57,363	57,776	57,447
Adjusted diluted earnings per share	$0.12	$0.13	$0.14	$0.30
Reduction in income taxes payable:
Reduction in income taxes payable resulting from amortization of spin-off tax basis step-up	$6,597	$6,593	$13,194	$13,187
Reduction in cash taxes payable from amortization of acquisition intangibles and utilization of acquired NOLs	2,146	4,227	4,738	8,179
Reduction in cash taxes payable from deductible stock-based compensation and convertible debt	4,038	2,937	13,642	8,911
Reduction in income taxes payable	$12,781	$13,757	$31,574	$30,277
Adjusted diluted weighted average shares outstanding	57,906	57,363	57,776	57,447
Reduction in income taxes payable per share	$0.22	$0.24	$0.55	$0.53

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO ADJUSTED FREE CASH FLOW

	52 weeks ended
	June 17, 2017	June 18, 2016
Net cash flow provided by operating activities	$134,219	$156,646
Changes in settlement payables and consumer and customer deposits, net of settlement receivables	37,444	(18,782)
Benefit from settlement timing	16,495	20,669
Adjust for: Safeway cash tax payment reimbursed (refunded)	(768)	(10,144)
Adjusted net cash flow provided by operating activities	187,390	148,389
Expenditures for property, equipment and technology	(62,229)	(47,397)
Adjusted free cash flow	$125,161	$100,992
Reconciliation of Adjusted EBITDA to Adjusted free cash flow
Adjusted EBITDA	$183,879	$191,573
Less: Expenditures for property, equipment and technology	(62,229)	(47,397)
Less: Interest paid	(13,336)	(12,965)
Less: Cash taxes (paid) refunded	(3,680)	3,224
Less: Revenue adjustment from purchase price accounting, net	(11,479)	(14,522)
Change in working capital and other	15,511	(39,590)
Benefit from settlement timing	16,495	20,669
Adjusted free cash flow	$125,161	$100,992

TABLE 4: FULL YEAR 2017 GUIDANCE - RECONCILIATION OF NON-GAAP MEASURES

(In millions except per share amounts)
Adjusted operating revenues:	Low	High
Total operating revenues	$2,148	$2,312
Partner distribution expense	(1,052)	(1,095)
Marketing and other pass-through revenues	(72)	(80)
Revenue adjustment from purchase accounting	4	4
Adjusted operating revenues	$1,028	$1,141

Adjusted EBITDA:
Net income before allocation to non-controlling interests	$22	$26
Interest (income) expense and other (income) expense, net	32	41
Income tax expense	13	17
Depreciation and amortization	116	121
EBITDA	183	205
Adjustments to EBITDA:
Employee stock-based compensation	38	41
Other adjustments	4	4
Adjusted EBITDA	$225	$250

Adjusted net income:
Income before income tax expense	$33	$43
Employee stock-based compensation	38	41
Amortization of intangibles	62	64
Other	4	4
Adjusted income before income tax expense	137	152

Income tax expense	13	17
Tax expense on adjustments	33	35
Adjusted income tax expense	46	52
Adjusted net income	$91	$100

Adjusted diluted earnings per share:
Diluted earnings per share	$0.35	$0.44
Employee stock-based compensation	0.46	0.50
Amortization of intangibles	0.71	0.72
Other	0.04	0.04
Adjusted diluted earnings per share	$1.56	$1.70